                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 to Form S-4 No. 333-46374) of our report dated January 31, 2000, with respect to the consolidated balance sheet as of December 31, 1999, and the related combined statements of operations, equity and cash flows and schedule for the year then ended of Transocean Sedco Forex Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                                         /s/ ERNST & YOUNG LLP
                                                         ---------------------
                                                         Ernst & Young LLP


Houston, Texas
January 30, 2001